Exhibit 99.2

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the year ended December 31, 2006

INDEX

Page

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2006	2
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2006	3
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	4

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

December 31, 2006

	Linn Historical	Pro Forma Adjustments - Stallion		Linn Pro Forma
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$6,595	$—		$6,595
Receivables – trade, net	19,124	2,192		21,316
Current portion of natural gas derivatives	37,773	—		37,773
Current portion of deferred tax assets, net	3,344	—		3,344
Other current assets	2,840	—		2,840
Total current assets	69,676	2,192		71,868

Oil and gas properties, net	733,289	409,555	(a)	1,142,844
Property, plant, and equipment, net	20,754	727	(a)	21,481
Long-term portion of natural gas derivatives	70,435	—		70,435
Deposit for oil and gas properties	20,086	(20,086	)(a)	—
Other assets	2,068	—		2,068
Total assets	$916,308	$392,388		$1,308,696

Liabilities and Unitholders’ Capital
Current liabilities:
Current portion of long-term notes payable	$873	$—		$873
Accounts payable and accrued expenses	12,506	3,238	(a)	15,744
Current portion of natural gas derivatives	462	—		462
Revenue distribution	1,839	—		1,839
Accrued interest and other current liabilities	2,337	—		2,337
Total current liabilities	18,017	3,238		21,255
Long-term liabilities:
Long-term portion of notes payable	2,487	—		2,487
Credit facility	425,750	34,537	(b)	460,287
Long-term portion of interest rate swaps	423	—		423
Asset retirement obligation	8,594	1,473	(a)	10,067
Long-term portion of natural gas derivatives	9,934	—		9,934
Other long-term liabilities	149	—		149
Total long-term liabilities	447,337	36,010		483,347
Total liabilities	465,354	39,248		504,602
Unitholders’ capital:
Units issued and outstanding	246,034	169,635	(b)	415,669
Class B units issued and outstanding	188,590	—		188,590
Class C units issued and outstanding	—	183,505	(b)	183,505
Accumulated income	16,330	—		16,330
Total unitholders’ capital	450,954	353,140		804,094
Total liabilities and unitholders’ capital	$916,308	$392,388		$1,308,696

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2006

	Linn Historical	Stallion Historical	Blacksand Historical	Kaiser- Francis Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Oil and gas sales	$80,393	$64,198	$19,194	$11,627	$—		$175,412
Gain on oil and gas derivatives	103,308	—	—	—	—		103,308
Natural gas marketing income	5,598	—	—	—	—		5,598
Gain on property sale	—	—	32,665	—	—		32,665
Other revenues	1,759	—	1,142	—	—		2,901
	191,058	64,198	53,001	11,627	—		319,884
Expenses:
Operating expenses	18,099	18,201	5,929	2,950			45,179
Natural gas marketing expenses	4,862	—	—	—	—		4,862
General and administrative expenses	39,993	—	1,639	—	—		41,632
Depreciation, depletion, and amortization	24,173	—	2,254	—	18,085	(c)	44,736
					224	(d)

	87,127	18,201	9,822	2,950	18,309		136,409
	103,931	45,997	43,179	8,677	(18,309)		183,475

Interest and other income (expense), net	(28,148)	—	—	—	(22,996	)(e)	(51,638)
					(494	)(f)

Income before income taxes	75,783	45,997	43,179	8,677	(41,799)		131,837
Income tax benefit	3,402	—	—	—	—	(g)	3,402
Net income	$79,185	$45,997	$43,179	$8,677	$(41,799)		$135,239

Net income per unit:
Units - basic	$2.64						$3.06
Units - diluted	$2.61						$3.04

Class B units - basic	$2.64						$3.06
Class B units - diluted	$2.61						$3.04

Class C units - basic	$—						$3.06
Class C units - diluted	$—						$3.04

Weighted average units outstanding:
Units - basic	28,281						34,931
Units - diluted	30,385						44,501

Class B units - basic	1,737						1,737
Class B units - diluted	1,737						1,737

Class C units - basic	—						7,466
Class C units - diluted	—						7,466

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1.         Basis of Presentation:

The financial statements included in this report present a pro forma balance sheet and pro forma results of operations reflecting the pro forma effect of certain transactions, discussed in detail below, entered into by Linn Energy, LLC (“Linn,” or the “Company”).

The unaudited pro forma condensed combined balance sheet included in this report gives effect to Linn’s February 2007 acquisition of certain oil and gas properties (referred to as the “Stallion Assets” or “Stallion”) acquired from Stallion Energy LLC, acting as general partner of Cavallo Energy, LP, as if the acquisition had occurred on December 31, 2006.  It also gives effect to Linn’s Class C Unit and Unit Purchase Agreement as if the transaction had occurred on December 31, 2006.  In February 2007, the Company privately placed 7,465,946 Class C units at a price of $25.06 per unit and 6,650,144 units at a price of $26.00 per unit, for aggregate gross proceeds of $360.0 million, (the “Class C Private Placement”).  The closing of the Class C Private Placement was contingent on Linn’s closing of the Stallion acquisition and the net proceeds, together with borrowings under the Company’s credit facility, were used to fund the purchase price of Stallion.

The unaudited pro forma condensed combined balance sheet as of December 31, 2006, is derived from:

•                  the historical consolidated financial statements of Linn; and

•                  the preliminary purchase price allocation of oil and gas properties acquired from Stallion.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006, is derived from:

•                  the historical consolidated financial statements of Linn;

•                  the historical statements of direct revenues and direct operating expenses of Cavallo;

•                  the historical combined financial statements of BlackSand Partners, L.P., Blacksand Brea, LLC, Blacksand GP, LLC and Blacksand Acquisition, LLC (collectively referred to as “Blacksand”) acquired by Linn in 2006; and

•                  the historical statements of revenues and direct operating expenses of certain oil and gas properties acquired by Linn from the Kaiser-Francis Oil Company in 2006 (“Kaiser-Francis Assets” or “Kaiser-Francis”).

The unaudited pro forma condensed combined statement of operations gives effect to Linn’s acquisitions of the Stallion Assets, Blacksand, and the Kaiser-Francis Assets and the Class C Private Placement as if the transactions had occurred on January 1, 2006.  The Company’s historical statements of operations include the results of Blacksand and the Kaiser-Francis assets from August 1, 2006 and September 1, 2006, respectively.  Accordingly, the pro forma adjustments for Blacksand and the Kaiser-Francis Assets represent the period from January 1, 2006, to August 1, 2006 and September 1, 2006, respectively.

The unaudited pro forma condensed combined statement of operations presents net income per unit allocated to the units, Class B units and the Class C units on an equal basis.  Per unitholder votes, the Class B units, presented on the face of Linn’s historical financial statements, and outstanding at December 31, 2006, converted to units on a one-for-one basis in January 2007 and the Class C units converted to units on a one-for-one basis in April 2007.  Since the Class B units and the Class C units were converted to units, they share equally in the Company’s May 2007 distributions and all future distributions.  The Company made no distributions to Class B unitholders or Class C unitholders during the period the Class B units and Class C units were outstanding.  Therefore, pro forma net income per unit assumes that the units, Class B units and Class C units share equally in the pro forma net income of the Company.

In all cases, with pro forma adjustments based on assumptions we have deemed appropriate.

The transactions and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet and statement of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statements due to factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2006 and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”).  The following unaudited pro forma condensed combined balance sheet and statement of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006.

The pro forma statements should also be read in conjunction with the historical statements of direct revenues and direct operating expenses and the notes thereto of Cavallo, the historical financial statements and the notes thereto of Blacksand, and the historical statements of direct revenues and direct operating expenses and the notes thereto for the Kaiser-Francis Assets filed by Company with the SEC.

2.         Acquisition Dates:

The acquisition of the Stallion Assets was completed on February 1, 2007, effective January 1, 2007. The Company acquired certain oil and gas properties from Cavallo for approximately $410.3 million, subject to customary post-closing adjustments.

The acquisition of Blacksand was completed and effective on August 1, 2006.  Linn acquired the assets of the Combined Company for approximately $301.0 million.

The acquisition of the Kaiser-Francis Assets was completed on August 14, 2006, effective September 1, 2006.  The Company acquired certain oil and gas properties from Kaiser-Francis for approximately $126.4 million.

3.         Purchase Price Allocations:

The following table represents the preliminary purchase price for the Stallion Assets, the purchase prices for Blacksand and the Kaiser-Francis Assets and the allocations of the purchase prices to the assets acquired and liabilities assumed based on estimates of fair value, which are preliminary for Stallion:

	Preliminary Stallion	Blacksand	Kaiser-Francis
	(in thousands)
Cash	$407,762	$298,113	$125,000
Estimated transaction costs	3,006	472	1,010
Estimated post-closing adjustment	(2,192)	—	—
Total purchase price	408,576	298,585	126,010
Plus liabilities assumed	1,706	2,373	359
Total purchase price plus liabilities	$410,282	$300,958	$126,369

Fair Value Allocation of Assets Acquired

	Preliminary Stallion	Blacksand	Kaiser-Francis
	(in thousands)
Field inventory	$—	$284	$—
Oil and gas properties	409,555	300,187	126,369
Vehicles and buildings	727	487	—
Total purchase price plus liabilities	$410,282	$300,958	$126,369

The Stallion preliminary purchase price allocation used for the purpose of this pro forma financial information is based on preliminary independent appraisals, discounted cash flows, quoted market prices and estimates by management.  The Stallion purchase price allocation will be completed within one year from the acquisition date.

Amounts related to field compressors and other gathering related equipment are included in oil and gas properties and related equipment.

4.         Pro Forma Adjustments:

As noted above, the results of Blacksand and the Kaiser-Francis Assets are included in the results of the Company effective August 1, 2006 and September 1, 2006, respectively.  The pro forma statement of operations includes adjustments to reflect the acquisitions of Stallion, Blacksand and Kaiser-Francis as if they had occurred on January 1, 2006.  The unaudited pro forma combined financial statements have been adjusted to:

a.               reflect the purchase price paid by Linn for the purchase of the Stallion Assets, as detailed in the table in Note 3 above

b.              reflect the February 1, 2007 private placement of $360.0 million of Company units to third-party investors; the securities include 6,650,144 units and 7,465,946 Class C units; the net proceeds from the private placement, together with borrowings under the Company’s credit facility, were used to fund the purchase price of Stallion

c.               record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to acquired oil and gas properties, and depreciation using the straight-line method for acquired property, plant and equipment over its estimated useful lives from three to 20 years as follows:

•                  Stallion – $13.1 million (annual)

•                  Blacksand – $1.8 million (January 1 – August 1, 2006)

•                  Kaiser-Francis Assets – $3.1 million (January 1 – September 1, 2006)

d.              record accretion expense related to asset retirement obligation on natural oil and gas properties acquired as follows:

•                  Stallion – $103,000 (annual)

•                  Blacksand – $105,000 (January 1 – August 1, 2006)

•                  Kaiser-Francis Assets – $16,000 (January 1 – September 1, 2006)

e.               record interest expense as follows:

•                  Stallion – annual interest expense associated with debt of approximately $34.5 million incurred to fund the purchase price; the applicable interest rate is 6.635% (LIBOR plus an applicable margin of 1.5%).

•                  Blacksand and Kaiser-Francis – interest expense associated with debt of approximately $416.0 million incurred to fund the purchase price as follows (January 1 – August 1, 2006):

i.      an assumed average interest rate of 9.33% on $250.0 million subordinated bridge loan.  The interest rate on the subordinated bridge loan is LIBOR plus an applicable margin of 4.00%.

ii.   an assumed average interest rate of 7.33% on the outstanding balance of the $166.0 million under the $800.0 million credit facility.  The interest rate on the credit facility is LIBOR plus an applicable margin of 2.00%.

A 1/8 percentage change in the assumed interest rates would result in an adjustment to pro forma net income as follows:

Year Ended December 31, 2006
(in thousands)

Stallion	$43
Blacksand and Kaiser-Francis	390

Total	$433

f.                 record incremental amortization of deferred financing fees associated with credit facility and bridge loan entered into to fund the acquisitions of Stallion, Blacksand and the Kaiser-Francis Assets

g.              The Company is treated as a partnership for federal and state income tax purposes.  The Company’s subsidiaries that acquired Stallion, Blacksand, and the Kaiser-Francis Assets are also treated as partnerships for federal and state income tax purposes.  Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined financial statements.

We do not expect to incur any significant incremental increase in general and administrative expense as a result of these acquisitions.

5.         Blacksand Gain on Sale of Property:

The Blacksand historical combined statement of operations for the year ended December 31, 2006 includes a gain on a property sale of $32.7 million.  Under Regulation S-X, this gain may not be excluded from the condensed combined pro forma financial statement for the year ended December 31, 2006.  Had this gain been excluded, pro forma net income for the year ended December 31, 2006 would have been reduced by the gain recorded.

6.         Oil and Gas Revenue Disclosures:

The following tables set forth certain unaudited pro forma information concerning our proved oil and gas reserves for the year ended December 31, 2006, giving effect to the transactions relating to the acquisition of Stallion as if it had occurred on January 1, 2006.  There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represents estimates only and should not be construed as being exact.

	Year Ended December 31, 2006
	Linn Historical	Stallion Historical	Linn Pro Forma
	Gas (MMcf)

Proved developed and undeveloped reserves:
Beginning of year	191,856	71,379	263,235
Revisions of previous estimates	(37,239)	43,355	6,116
Purchases of minerals in place	84,951	—	84,951
Extension and discoveries	43,037	—	43,037
Production	(8,599)	(3,236)	(11,835)
End of year	274,006	111,498	385,504
Proved developed reserves:
Beginning of year	123,865	55,249	179,114
End of year	166,007	48,827	214,834

	Year Ended December 31, 2006
	Linn Historical	Stallion Historical	Linn Pro Forma
	Oil and NGLs (MBbls)
Proved developed and undeveloped reserves:
Beginning of year	226	17,596	17,822
Revisions of previous estimates	370	15,902	16,272
Purchases of minerals in place	29,784	—	29,784
Extension and discoveries	—	—	—
Production	(370)	(923)	(1,293)
End of year	30,010	32,575	62,585
Proved developed reserves:
Beginning of year	226	13,521	13,747
End of year	24,675	14,412	39,087

Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2006, giving effect to each of the acquisitions as presented.

Future cash flows are computed by applying year-end pricing relating to our proved reserves to the year-end quantities of those reserves.  Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions.  The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value.  Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2006 as well as to the historical statements of direct revenues and direct operating expenses of certain natural gas and oil properties acquired from Stallion for a discussion of the assumptions used in preparing the information presented.

	Year Ended December 31, 2006
	Linn Historical	Stallion Historical	Linn Pro Forma
	(in thousands)

Future estimated revenues	$3,053,772	$2,017,189	$5,070,961
Future estimated production costs	(868,564)	(598,556)	(1,467,120)
Future estimated development costs	(239,328)	(153,531)	(392,859)
Future net cash flows	1,945,880	1,265,102	3,210,982
10% annual discount for estimated timing of cash flows	(1,393,620)	(773,556)	(2,167,176)
Standardized measure of discounted future estimated net cash flows	$552,260	$491,546	$1,043,806